Exhibit 15

July 28, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated July 28, 2022 on our review of interim financial information of Otis Worldwide Corporation, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (Nos. 333-237550 and 333-240269) and Form S-8 (No. 333-237551) of Otis Worldwide Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut